*ABS NEW ISSUE* $1.3bln HONDA AUTO LOAN (HAROT) 2009-1  *FULL PRICING DETAILS*

SOLE LEAD/BOOKS: Barclays Capital

SEC-REG   TICKER: HAROT 2009-1

*NOT TALF ELIGIBLE*

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CLS  $AMT-mm    M/S&P      WAL    WIN     L.FINAL      BENCH+SPRD   YIELD    CPN   $PRICE

A-1     503.000      P-1/A-1+    0.35    1-9       02/16/10     IntL+60             1.97775      --        100-0

A-2     311.000      Aaa/AAA   1.00     9-16     02/15/11     EDSF+325         4.402      4.36      99.99805

A-3     486.000      Aaa/AAA   1.93    16-30    05/15/14     EDSF+375         5.176      5.12      99.99830

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SETTLEMENT:  January 29, 2009

FIRST PAYMENT:  February 17, 2009

TIMING: Pricing at Noon Today

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The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275, requesting to be connected to Ext. 2663.

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